Exhibit 99.1

Local Corporation To Raise $5 Million

IRVINE, Calif., April 11, 2013 — Local Corporation (NASDAQ: LOCM), a leading online local media company, today announced that it has entered into a definitive agreement with The Tail Wind Fund Ltd., as lead investor, to sell $5 million in convertible subordinated notes and warrants to purchase common stock. The proceeds are to be used for general working capital.

The convertible subordinated notes bear interest at 7 percent per year and are convertible into shares of Local Corporation’s common stock at $2.01 per share, representing a 14.2 percent premium to the company’s closing price on April 9, 2013. In connection with the sale of the convertible notes, the company also issued to the investors warrants to purchase 746,268 shares of common stock at an exercise price of $2.01 per share. The convertible notes mature on April 11, 2015. The warrants are exercisable through April 11, 2018.

“This investment represents a welcome endorsement of our long-term strategy, which is dedicated to sustaining strong revenue and earnings growth through building competitive advantages in the markets we serve,” said Heath Clarke, Local Corporation chairman and CEO. “It allows us to improve our liquidity and fund our key growth initiatives.”

“We believe that Local Corporation is well-positioned to capitalize on the growing revenue opportunities within the local online advertising market,” said Daniel Nye, Portfolio Manager for CIM Investment Management Ltd., the fund manager of The Tail Wind Fund Ltd. “We are looking forward to the company’s future growth opportunities and continued success.”

Merriman Capital, Inc., a wholly owned subsidiary of Merriman Holdings, Inc. (OTCQX:MERR) acted as lead Placement Agent and Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE MKT:LTS) assisted on the transaction.

About Local Corporation

Local Corporation (NASDAQ:LOCM) is a leading online local media company that connects brick-and-mortar businesses with over a million online and mobile consumers each day using a variety of innovative digital marketing products. To advertise, or for more information, visit: http://localcorporation.com.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words or expressions such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plans,’ ‘expect,’ ‘intend,’ ‘project,’ ‘forecast,’ ‘potential,’ ‘feel’ and similar expressions and phrases are intended to identify such forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our advertising partners paying less revenue per click and revenues to us for our search results, our ability to purchase advertising from third parties to drive users to our sites, our ability to adapt our business following the shifts in our monetization partners, our ability to monetize the Local.com domain, including at a profit, our ability to retain a monetization partner for the Local.com domain and other web properties under our management that allows us to operate profitably, our ability to develop, market and operate our local-search technologies, our ability to market the Local.com domain as a destination for consumers seeking local-search results, our ability to realize the expense savings from our recently announced cost savings measures, our ability to comply with our debt covenants, our ability to raise additional funds when needed and on terms that are acceptable to us, our ability to grow our business by enhancing our local-search services, including through businesses we acquire, the integration and future performance of our Spreebird business and our Krillion business, the possibility that the information and estimates used to predict anticipated revenues and expenses associated with the businesses we acquire are not accurate, difficulties executing integration strategies or achieving planned synergies, the possibility that integration costs and go-forward costs associated with the businesses we acquire will be higher than anticipated, our ability to successfully expand our sales channels for new and existing products and services, our ability to increase the number of businesses that purchase our advertising products, our ability to expand our advertiser and distribution networks, our ability to integrate and effectively utilize our acquisitions’ technologies, our ability to develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.

Our most recent Annual Report on Form 10-K and subsequently filed Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

###

Investor Relations and Media Relations Contact:

Cameron Triebwasser

Local Corporation

949-789-5223

ctriebwasser@local.com